FOR IMMEDIATE RELEASE
Contact: Investor Relations
Matt Frost
On2 Technologies
914-468-0510
invest@on2.com

On2 Technologies Announces Q1 2007 Financial Results

Company achieves operational profitability with record quarterly revenue of $2.8M representing 33% growth over the previous quarter ended December 31, 2006

TARRYTOWN, NY (May 3, 2007) - On2 Technologies, Inc. (AMEX: ONT), a leader in video compression software and solutions, today announced its first quarter 2007 financial results.

Revenue increased 131% to $2,815,000 for the three months ended March 31 2007 as compared with $1,217,000 for the three months ended March 31, 2006. Revenue increased 33% for the three months ended March 31, 2007 from revenue of $2,117,000 for the three months ended December 31, 2006.

Operating expenses increased 11% to $2,619,000 for the three months ended March 31, 2007 as compared with $2,366,000 for the three months ended March 31, 2006, an increase of 8% as compared to operating expenses of $2,424,000 for the three months ended December 31, 2006. The increase in operating expenses for the three months ended March 31, 2007 as compared with the three months ended March 31, 2006 is attributed to an increase in cost of revenue, research and development, sales and marketing expenses and equity based compensation, partially offset by a decrease in general and administrative expenses. The increase in operating expenses for the three months ended March 31, 2007 as compared with the three months ended December 31, 2006 is attributed to an increase in cost of revenue, research and development and sales and marketing expenses.

Income from operations was $196,000 as compared with a loss from operations of $(1,149,000) for the three months ended March 31, 2007 and 2006, respectively.

Net loss was $721,000 as compared with $1,179,000 for the three months ending March 31, 2007 and 2006, respectively. Included in the net loss of $721,000 is $914,000 in other expense for the change in the estimated fair value of a derivative liability associated with warrants issued in connection with the Company's August 2006 private placement of common stock.

The Company had cash and cash equivalents of $5,281,000 at March 31, 2007 as compared with $4,961,000 at December 31, 2006, an increase of 6%.

"The first quarter of 2007 marks our seventh straight quarter of sustained growth, with double-digit or greater revenue growth in each of those quarters. Additionally, Q1 2007 is the first quarter in which we have achieved operational profitability,” said Bill Joll, president and chief executive officer of On2. “This is a direct result and affirmation of decisions we previously made to lay a foundation for future revenue from royalty-bearing and other recurring revenue transactions. In addition, we achieved 100% growth in Flix® Engine sales in Q1 2007 over Q4 2006, as a result of improved sales performance and increasing demand for VP6-based Adobe® Flash® video. Web sales of our Flix desktop products is also on a healthy trajectory, and we are adding new marketing initiatives behind this channel. Our latest generation codec, VP7, is continuing to gain traction as well. We secured a significant deal for our TrueMobile™ mobile video system using VP7, which provided an unexpected boost to an already exceptional quarter.”

On2 will host a live webcast and conference call to review its first quarter 2007- financial results.

Event Date: 05/03/2007
Event Time: 5:00 PM Eastern
Event Title: First Quarter 2007 Results Conference Call
Web URL for posting event to your website:
http://www.vcall.com/IC/CEPage.asp?ID=116327
Webcast Replay Available Until: 05/03/2008
Live Participant Dial In (Toll Free): 877-407-9210

Replay Number (Toll Free): 877-660-6853

Replay Passcodes (both required for playback):
Account #: 286
Conference ID #: 240123
Teleconference Replay Available Until: 05/04/2007 11:59 PM

About On2 Technologies, Inc.
On2 Technologies (Amex: ONT) is a leading technology firm at the forefront of digital video compression. The company revolutionized digital media delivery with the creation of its advanced full-motion, full-screen On2 Video compression and streaming technologies. On2 Video codecs are widely used in the Internet, video-on-demand, VoIP, and mobile media markets. On2's software is used by such leading global companies as Adobe/Macromedia, AOL, Skype, XM Satellite Radio, Sony, CTT, VitalStream, and Tencent. Located in New York City, the company has R&D offices in Clifton Park, NY, and Cambridge, UK. To contact On2, write to sales@on2.com or visit http://www.on2.com.

Trademarks mentioned in this release are the property of their respective owners.

This release contains statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements relating to future recurring revenue streams. These forward-looking statements are subject to the safe harbor provisions of the aforementioned Sections and the Private Securities Litigation Reform Act of 1995. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve potential risks and uncertainties including those described in our filings with the SEC, and that the actual results or developments may differ materially from those in the forward-looking statements as a result of various factors. Potential risks and uncertainties include, but are not limited to, general economic conditions, competition in the compression technology industry, the company's history of operating losses and the ability to obtain additional operating funds. We have based these forward-looking statements on information currently available and disclaim any intention or obligation to update or revise any forward-looking statement.

On2 Technologies, Inc.
Condensed Consolidated Balance Sheets
ASSETS	March 31, 2007	December 31, 2006
	(unaudited)
Current assets:
Cash and cash equivalents	$5,281,000	$4,961,000
Marketable securities, at market	12,000	154,000
Accounts receivable	2,070,000	1,335,000
Prepaid expenses and other current assets	402,000	231,000

Total current assets	7,765,000	6,681,000

Acquired software, net	418,000	467,000
Other acquired intangibles, net	96,000	108,000
Goodwill	244,000	244,000
Property and equipment, net	215,000	157,000
Other assets	230,000	230,000

Total assets	$8,968,000	$7,887,000

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$376,000	$194,000
Accrued expenses	804,000	454,000
Deferred revenue	704,000	708,000
Term-loan		33,000
Capital lease obligation	21,000	24,000

Total current liabilities	1,905,000	1,413,000

Capital lease obligation, excluding current portion	29,000	29,000
Warrant derivative liability	3,243,000	2,329,000
Total liabilities	5,177,000	3,771,000

Series D redeemable convertible preferred stock	1,889,000	3,083,000

Commitments and contingencies

Stockholders’ equity:
Preferred stock		19,000
Common stock	1,072,000	1,012,000
Additional paid-in capital	126,651,000	124,554,000
Treasury stock	(492,000)
Accumulated other comprehensive loss	(48,000)	(46,000)
Accumulated deficit	(125,281,000)	(124,506,000)

Total stockholders' equity	1,902,000	1,033,000

Total liabilities and stockholders’ equity	$8,968,000	$7,887,000

On2 Technologies, Inc.
Unaudited Condensed Consolidated Statements of Operations

	Three months ended March 31,
	2007	2006

Revenue	$2,815,000	$1,217,000

Operating expenses:
Cost of revenue (1)	423,000	583,000
Research and development (2)	493,000	225,000
Sales and marketing (2)	596,000	188,000
General and administrative (2)	959,000	1,260,000
Equity-based compensation:
Research and development	1,000	27,000
Sales and marketing	27,000	35,000
General and administrative	120,000	48,000

Total operating expenses	2,619,000	2,366,000

Income (loss) from operations	196,000	(1,149,000)

Interest and other (expense) income, net	(913,000)	(27,000)

Loss before provision for income taxes	(717,000)	(1,176,000)

Provision for income taxes	4,000	3,000

Net loss	$(721,000)	$(1,179,000)

Convertible preferred stock 8% dividend	54,000	73,000

Net loss attributable to common stockholders	$(775,000)	$(1,252,000)

Basic and diluted net loss per common share	$(0.01)	$(0.01)

Weighted average basic and diluted common shares outstanding	103,599,000	92,919,000

(1) Includes equity-based compensation of $1,000 and $57,000 for the three months ended March 31, 2007 and 2006, respectively
(2) Excludes equity-based compensation, which is presented separately